SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 19, 2005

ZAP

(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658
Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.	SECURITIES AND TRADING MARKETS

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As a result of the recent share price, on December 19, 2005, ZAP (the “Company”) received a notice (the “Notice”) from the staff of PCX Equities, Inc. (“PCXE”), a subsidiary of the Pacific Exchange (the “PCXE Staff”), advising the Company that it has not met the PCXE’s listing maintenance requirements for share bid price set forth in PCXE Rule 5.5(h)(4).

The PCXE Staff, pursuant to PCXE Rule 5.5(m), will conduct a review on January 19, 2006 of the Company’s continued listing status and actions taken by the Company to address the share bid price deficiency. The Company is developing a plan to comply with PCXE’s listing maintenance requirements and, pursuant to the Notice, intends to provide a written response to the PCXE Staff no later than January 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZAP

Date: December 23, 2005	By:	/s/ Steven Schneider
Steven Schneider
Chief Executive Officer